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                                                                     EXHIBIT 1.1

                         BEHRINGER HARVARD REIT I, INC.

              Up to 88,000,000 Shares of Common Stock/$880,000,000


                            DEALER MANAGER AGREEMENT


                               February ___, 2003


Behringer Securities LP
1323 North Stemmons Freeway
Suite 202
Dallas, Texas 75207

Ladies and Gentlemen:

Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), is registering for public sale a maximum of 91,520,000 shares of its common stock, $0.0001 par value per share (the "Offering"), of which amount 3,520,000 shares are to be sold upon exercise of soliciting dealer warrants to be issued to broker-dealers participating in the Offering having a purchase price of $0.0008 per warrant and exercise price of $12.00 (the "Soliciting Dealer Warrants"), with the balance of 88,000,000 shares (the "Shares" or the "Stock") to be issued and sold for $10.00 per share with an aggregate purchase price of $880,000,000 (80,000,000 Shares to be offered to the public and 8,000,000 Shares to be offered pursuant to the Company's dividend reinvestment plan). There shall be a minimum purchase by any one person of 100 Shares (except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Behringer Securities LP (the "Dealer Manager")). Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Company hereby agrees with you, the Dealer Manager, as follows:

1. Representations and Warranties of the Company

The Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit A (said dealers being hereinafter called the "Dealers") that:

1.1 A registration statement with respect to the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated thereunder, covering the Shares. Such registration statement, which includes a preliminary prospectus, was initially filed with the SEC on or about June 28, 2002. Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. (The registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement, are respectively hereinafter referred to as the "Registration Statement" and the "Prospectus," except that if the Prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the Prospectus filed pursuant to Rule 424(b).)

1.2 The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

1.3 The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations and do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration



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Statement or Prospectus as are primarily within the knowledge of the Dealer
Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

1.4 The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

1.6 There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

1.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

1.8 The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

1.9 At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

2. Covenants of the Company

The Company covenants and agrees with the Dealer Manager that:

2.1 It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

2.2 It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

2.3 It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.


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2.4 If at any time when a Prospectus is required to be delivered under the
Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

3. Obligations and Compensation of Dealer Manager


3.1 The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of 88,000,000 Shares through Dealers, all of whom shall be members of the National Association of Securities Dealers, Inc. (NASD). The Dealer Manager may also sell Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that (i) it is a member of the NASD; (ii) it and its employees and representatives have all required licenses and registrations to act under this Agreement; and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable NASD rules, SEC rules and the USA PATRIOT Act of 2001, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company. The Dealer Manager agrees to be bound by the terms of the Escrow Agreement executed as of February ___, 2003 among Wells Fargo Bank Iowa, National Association, as escrow agent, the Dealer Manager and the Company, a copy of which is enclosed (the "Escrow Agreement").


3.2 Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.


3.3 Except as provided in the "Plan of Distribution" Section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of 7% of the gross proceeds of the Shares sold plus a dealer manager fee in the amount of 2.5% of the gross proceeds of the Shares sold. Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this Section 3.3 unless or until the gross proceeds of the Shares sold are disbursed to the Company pursuant to paragraph 3(a) of the Escrow Agreement. Until the Required Capital or the Pennsylvania/Nebraska Required Capital (as applicable and as defined in the Escrow Agreement) is obtained, investments will be held in escrow and, if the Required Capital or the Pennsylvania/Nebraska Required Capital, as applicable, is not obtained, investments will be returned to the investors in accordance with the Prospectus. The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor. With respect to Shares sold pursuant to the Company's dividend reinvestment plan, the Dealer Manager agrees to reduce its dealer manager fee to 1.0% of the gross proceeds of the Shares sold pursuant to the dividend reinvestment plan.


3.4 The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


                                      -3-
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3.5 The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Shares only the Prospectus and such sales literature and advertising as shall have been previously approved in writing by the Company.

3.6 The Dealer Manager shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company for whose account Shares are then offered for sale, and such list of jurisdictions shall be updated by the Company as additional states are added. The Company shall specify only such jurisdictions in which the offering and sale of its Shares has been authorized by appropriate state regulatory authorities. No Shares shall be offered or sold for the account of the Company in any other states.

3.7 The Dealer Manager represents and warrants to the Company that it will not represent or imply that the escrow agent, as identified in the Prospectus, has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Shares or the Company, nor will it use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

4. Indemnification

4.1 The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or
(ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or Dealer Manager, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or Dealer Manager by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions of
Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. effective September 29, 1993, as amended (the "NASAA REIT Guidelines"). In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:


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          (a)  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

          (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

          (c) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

4.2 The Dealer Manager will indemnify and hold harmless the Company and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager, or (e) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable NASD rules, SEC rules and the USA PATRIOT Act of 2001, and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

4.3 Each Dealer severally will indemnify and hold harmless the Company, Dealer Manager and each of their directors (including any persons named in any of the Registration Statements with his consent, as about to become a director), each of their officers who has signed any of the Registration Statements and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained
(i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or
(b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made


                                      -5-
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in reliance upon and in conformity with written information furnished to the
Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer's representations or agents in violation of Section VII of the Selected Dealer Agreement or otherwise, or (e) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable NASD rules, SEC rules and the USA PATRIOT Act of 2001, and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

4.4 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve such indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

4.5 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

4.6 The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5. Survival of Provisions

The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.


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6. Applicable Law; Venue

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Texas; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in Dallas, Texas.

7. Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8. Successors and Amendment

8.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

8.2 This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

9. Term

This Agreement may be terminated by either party (i) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or
(ii) by either party on 60 days' written notice.

In any case, this Agreement shall expire at the close of business on the effective date that the Offering is terminated. The provisions of Section 4 hereof shall survive such termination. In addition, the Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate escrow account or, if the minimum number of Shares have been sold and accepted by the Company, into such other account as the Company may designate; and (ii) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under Section 3 at such time as such commissions become payable.

10. Confirmation

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and the NASD, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

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11. Suitability of Investors

The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will require that the Dealers will, comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the NASAA REIT Guidelines.

12. Submission of Orders

12.1 Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to "Wells Fargo Bank Iowa, N.A., as escrow agent for Behringer Harvard REIT I, Inc." The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12. Transmittal of received investor funds will be made in accordance with the following procedures. The Dealer Manager may authorize certain Dealers which are "$250,000 broker-dealers" to instruct their customers to make their checks for Shares subscribed for payable directly to the Dealer. In such case, the Dealer will collect the proceeds of the subscribers' checks and issue a check for the aggregate amount of the subscription proceeds made payable to the order of the escrow agent.

12.2 If a Dealer conducts its internal supervisory procedures at the location where subscription documents and checks are initially received, the Dealer shall forward (i) the subscription documents to the Dealer Manager and (ii) the checks to the escrow agent by noon of the next business day following receipt of the subscription documents and the check.

12.3 If a Dealer's internal supervisory procedures are to be performed at a different location (the "Final Review Office"), the subscription documents and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the subscription documents and check by the Dealer. The Final Review Office will, by the next business day following receipt of the subscription documents and check, forward both the subscription documents and check to the Dealer Manager as processing broker-dealer in order that the Dealer Manager may complete its review of the documentation and process the subscription documents and check.

12.4 Any check received by the Dealer Manager directly or as processing broker-dealer from the Dealers will, in all cases, be forwarded to the escrow agent as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager of the subscription documents and check. Checks of rejected subscribers will be promptly returned to such subscribers.

12.5 If requested by the Company, the Dealer Manager shall obtain, and shall cause the Dealers to obtain, from subscribers for the Shares, other documentation reasonably deemed by the Company to be required under applicable law or as may be necessary to reflect the policies of the Company. Such documentation may include, without limitation, subscribers' written acknowledgement and agreement to the privacy policies of the Company.

13. Selected Investment Advisor Agreement.



With respect to any provision of information concerning the Offering by a selected investment advisor (the "Investment Advisor") presently registered under the Investment Advisers Act of 1940, as amended, and presently and appropriately registered in each state in which the Investment Advisor has clients, the Company and the Investment Advisor shall enter into a Selected Investment Advisor Agreement in substantially the form attached hereto as Exhibit B.



14. Notices.


Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to be delivered when delivered in person or deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the intended recipient as set forth below:

If to the Company:                  Behringer Harvard REIT I, Inc.
                                    1323 North Stemmons Freeway
                                    Suite 210
                                    Dallas, Texas  75207
                                    Attention:  Chairman of the Board

If to the Dealer Manager:           Behringer Securities LP
                                    1323 North Stemmons Freeway
                                    Suite 202
                                    Dallas, Texas  75207
                                    Attention:  President

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 14.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

                                  Very truly yours,

                                  BEHRINGER HARVARD REIT I, INC.



                                  By:
                                     -------------------------------
                                      Robert M. Behringer, President

Accepted and agreed as of the date
first above written.

BEHRINGER SECURITIES LP

By: HARVARD PROPERTY TRUST, LLC
    General Partner


    By:
       -----------------------------------------------
       Gerald J. Reihsen, III, Chief Operating Officer

                                    EXHIBIT A

                         BEHRINGER HARVARD REIT I, INC.

              Up to 88,000,000 Shares of Common Stock/$880,000,000


                            SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Behringer Securities LP, as the dealer manager ("Dealer Manager") for Behringer Harvard REIT I, Inc. (the "Company"), a Maryland corporation, invites you (the "Dealer") to participate in the distribution of shares of common stock ("Shares") of the Company subject to the following terms:

    I.   Dealer Manager Agreement


The Dealer Manager has entered into an agreement with the Company called the Dealer Manager Agreement dated February ___, 2003, in the form attached hereto as Exhibit A (the "Dealer Manager Agreement", the terms of the Dealer Manager Agreement relating to the Dealer are incorporated herein by reference as if set forth verbatim and capitalized terms not otherwise defined herein shall have the meanings given them in the Dealer Manager Agreement). By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement. The Shares are offered solely through broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD").


Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Company to supplement the Prospectus ("supplemental information").

    II.  Submission of Orders

Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to "Wells Fargo Bank Iowa, N.A., as escrow agent for Behringer Harvard REIT I, Inc." Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods in this Article II. The Dealer Manager may authorize Dealer if Dealer is a "$250,000 broker-dealer" to instruct its customers to make its checks for Shares subscribed for payable directly to the Dealer, in which case the Dealer will collect the proceeds of the subscriber's checks and issue a check made payable to the order of the escrow agent for the aggregate amount of the subscription proceeds. Transmittal of received investor funds will be made in accordance with the following procedures:

    (a) If the Dealer conducts its internal supervisory procedures at the location where subscription documents and checks are initially received, the Dealer shall forward (i) the subscription documents to the Dealer Manager and (ii) the checks to the escrow agent by noon of the next business day following receipt of the subscription documents and the check.

    (b) If the internal supervisory procedures are to be performed at a different location (the "Final Review Office"), the subscription documents and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the subscription documents and check by the Dealer. The Final Review Office will, by the next business day following receipt of the subscription documents and check, forward both the subscription documents and check to the Dealer Manager as processing broker-dealer in order that the Dealer Manager may complete its review of the documentation and process the subscription documents and check.

If requested by the Company or the Dealer Manager, the Dealer shall obtain from subscribers for the Shares, other documentation reasonably deemed by the Company or the Dealer Manager to be required under applicable law or as may be necessary to reflect the policies of the Company or the Dealer Manager. Such documentation may include, without limitation, subscribers' written acknowledgement and agreement to the privacy policies of the Company or the Dealer Manager.

    III. Pricing

Shares shall be offered to the public at the offering price of $10.00 per Share payable in cash. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase of 100 Shares is required. Except as otherwise indicated in the Prospectus, additional investments may be made in cash in minimal increments of at least 2.5 Shares. The Shares are nonassessable. The Dealer hereby agrees to place any order for the full purchase price.

    IV.  Dealers' Commissions

Except for discounts described in or as otherwise provided in the "Plan of Distribution" Section of the Prospectus, the Dealer's selling commission applicable to the total public offering price of Shares sold by Dealer which it is authorized to sell hereunder is 7% of the gross proceeds of Shares sold by it and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager. For these purposes, a "sale of Shares" shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. The Dealer affirms that the Dealer Manager's liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith. In addition, as set forth in the Prospectus, the Dealer Manager may reallow out of its dealer manager fee a marketing fee and due diligence expense reimbursement of up to 1.5% of the gross proceeds of Shares sold by Dealers participating in the offering of Shares, based on such factors as the number of Shares sold by such participating Dealer, the assistance of such participating Dealer in marketing the offering of Shares, and bona fide conference fees incurred.


The Dealer Manager will assign Soliciting Dealer Warrants (as defined in the Dealer Manager Agreement) to the Dealer as set forth in the "Plan of Distribution" Section of the Prospectus and pursuant to the terms of the Warrant Purchase Agreement dated February ___, 2003, in the form attached hereto as Exhibit B (the "Warrant Purchase Agreement"). As provided in the Warrant Purchase Agreement, a record of the assignment of such Soliciting Dealer Warrants will be maintained by the Company in book-entry form only (until such time as the Company begins issuing certificates evidencing its Soliciting Dealer Warrants, which shall be no later than such time as the Company begins issuing certificates for its Shares) on a quarterly basis commencing 60 days after the date on which Shares are first sold pursuant to the Offering.


Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to the Dealer unless or until the gross proceeds of the Shares sold are disbursed to the Company pursuant to paragraph 3(a) of the Escrow Agreement. Until the Required Capital or the Pennsylvania/Nebraska Required Capital, as applicable and as defined in the Escrow Agreement, is obtained, investments will be held in escrow and, if the Required Capital or the Pennsylvania/Nebraska Required Capital, as applicable, is not obtained, investments will be returned to the investors in accordance with the Prospectus.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors' or sellers' commission received in the sale of securities similar to the Shares, that Dealer's interest in the offering is limited to such commission from the Dealer Manager and Dealer's indemnity referred to in Section 4 of the Dealer Manager Agreement, that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

    V.   Payment

Payments of selling commissions will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company.

    VI.  Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any or no reason. Orders not accompanied by a Subscription Agreement and Signature Page and the required check in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier's check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order.

    VII. Prospectus and Supplemental Information

Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and supplemental information. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any supplemental information, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. The Dealer agrees that it will not send or give any supplements thereto and any amended Prospectus to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such supplemental information. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked "dealer only" or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another Company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the Company to which it relates. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager. Each Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act. On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act. Notwithstanding the termination of this Agreement or the payment of any amount to Dealer, Dealer agrees to pay Dealer's proportionate share of any claim, demand or liability asserted against Dealer and the other Dealers on the basis that Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Dealer's proportionate share of any expenses incurred in defending against any such claim, demand or liability.

    VIII. License and Association Membership

Dealer's acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under Federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of the NASD. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of such association, or in the case of a foreign dealer, so to conform. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing, or in the case of a foreign dealer, so to conform. The Dealer Manager also hereby agrees to comply with the Conduct Rules of the NASD, including but not limited to Rules 2730, 2740, 2420 and 2750.

    IX.  Anti-Money Laundering Compliance Programs

Dealer represents to the Company and the Dealer Manager that Dealer has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable NASD rules, SEC rules and the USA PATRIOT Act of 2001, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company.

    X.   Limitation of Offer

Dealer will offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, Dealer will comply with the provisions of the NASD Conduct Rules set forth in the NASD Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of
Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

    XI.  Termination

Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Shares after he has received such notice.

    XII. Privacy Laws

The Dealer Manager and Dealer (each referred to individually in this section as "party") agree as follows:

(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 ("GLB Act"), (ii) the privacy standards and requirements of any other applicable Federal or state law, and
(iii) its own internal privacy policies and procedures, each as may be amended from time to time.

(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c) Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the "List") as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

    XIII. Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to 1323 North Stemmons Freeway, Suite 202, Dallas, Texas 75207, and to Dealer when mailed to the address specified by Dealer herein.

    XIV. Attorneys' Fees, Applicable Law and Venue

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney's fees. This Agreement shall be construed under the laws of the State of Texas and shall take effect when signed by Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) brought hereunder shall lie exclusively in Dallas, Texas.

                         [SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

                             THE DEALER MANAGER:

                             BEHRINGER SECURITIES LP


                             By: HARVARD PROPERTY TRUST, LLC
                                 General Partner



                                By:
                                   -----------------------
                                   Gerald J. Reihsen III,
                                   Chief Operating Officer

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.  Identity of Dealer:

Name:
     ---------------------------------------------------------------------------

Type of entity:
               -----------------------------------------------------------------
               (corporation, partnership, proprietorship, etc.)

Organized in the State of:
                          ------------------------------------------------------

Licensed as broker-dealer in the following States:
                                                  ------------------------------

--------------------------------------------------------------------------------

Tax I.D. #:
           ---------------------------------------------------------------------

2.  Person to receive notice pursuant to Section XIII:

Name:
     ---------------------------------------------------------------------------

Company:
        ------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

City, State and Zip Code:
                         -------------------------------------------------------

Telephone No.:
              ------------------------------------------------------------------

Facsimile No.:
              ------------------------------------------------------------------

AGREED TO AND ACCEPTED BY THE DEALER:

---------------------------------------
(Dealer's Firm Name)


By:
   ------------------------------------
               Signature

Name:
     ----------------------------------

Title:
      ---------------------------------

                                    EXHIBIT B

                         BEHRINGER HARVARD REIT I, INC.

                      SELECTED INVESTMENT ADVISOR AGREEMENT

THIS SELECTED INVESTMENT ADVISOR AGREEMENT (the "Agreement") is made and entered into as of the day indicated on Exhibit A attached hereto and by this reference incorporated herein, between Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), and the selected investment advisor (the "Investment Advisor") identified in Exhibit A hereto.

WHEREAS, the Company is offering up to 88,000,000 shares of its common stock (the "Shares") to the general public, pursuant to a public offering (the "Offering") of the Shares pursuant to a prospectus (the "Prospectus") filed with the Securities and Exchange Commission (the "SEC"), 8,000,000 of which Shares are being offered pursuant to the Company's dividend reinvestment plan (the "DRIP"); and

WHEREAS, the Investment Advisor is an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state or states designated in Exhibit A hereto, presently registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and presently registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the Investment Advisor has clients, or exempt from such registration requirements; and

WHEREAS, the Company has a currently effective registration statement on Form S-11, including a final prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (such registration statement, as it may be amended, and the prospectus and exhibits on file with the SEC, as well as any post-effective amendments or supplements to such registration statement or prospectus after the effective date of registration, being herein respectively referred to as the "Registration Statement" and the "Prospectus"); and

WHEREAS, the offer and sale of the Shares shall be made pursuant to the terms and conditions of the Registration Statement and the Prospectus and, further, pursuant to the terms and conditions of all applicable federal securities laws and the applicable securities laws of all states in which the Shares are offered and sold; and

WHEREAS, the Company desires to give the clients of the Investment Advisor the opportunity to purchase the Shares, and the Investment Advisor is willing and desires to provide its clients with information concerning the Shares and the procedures for subscribing for the Shares upon the following terms and conditions;

NOW, THEREFORE, in consideration of the premises and terms and conditions thereof, it is agreed between the Company and the Investment Advisor as follows.

1. Purchase of Shares.

1.1 Subject to the terms and conditions herein set forth, the Company hereby makes available for purchase by the clients of the Investment Advisor a portion of the Shares described in the Registration Statement. The Investment Advisor hereby covenants, warrants and agrees that, in regard to any purchase of the Shares by its clients, it will comply with all of the terms and conditions of the Registration Statement and the Prospectus, all applicable state and federal laws, including the Securities Act of 1933, as amended, the Investment Advisers Act of 1940, as amended, and any and all regulations and rules pertaining thereto, heretofore or hereafter issued by the SEC. Neither the Investment Advisor nor any other person shall have any authority to give any information or make any representations in connection with the Shares other than as contained in the Registration Statement and Prospectus, as amended and supplemented, and as is otherwise expressly authorized in writing by the Company.

1.2 Clients of the Investment Advisor may, following receipt of written notice by the Investment Advisor from the Company of the effective date of the Registration Statement, purchase the Shares according to all such terms as are contained in the Registration Statement and the Prospectus. The Investment Advisor shall comply with all requirements set forth in the Registration Statement and the Prospectus. The Investment Advisor shall use and distribute, in connection with the Shares, only the Prospectus and, if necessary, any separate prospectus relating solely to the DRIP, and such sales literature and advertising materials that shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act of 1933, as amended, and that has been approved in writing by the Company. The Company reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Registration Statement, and the Investment Advisor shall comply with all such additional procedures to the extent that it has received written notice thereof.

1.3 All monies received for purchase of any of the Shares shall be forwarded by the Investment Advisor to Behringer Securities LP for delivery to Wells Fargo Bank Iowa, N.A. (the "Escrow Agent"), where such monies will be deposited in an escrow account established by the Company solely for such subscriptions. The Investment Advisor shall return any check not made payable "Wells Fargo Bank Iowa, Behringer Harvard REIT I, Inc." directly to the subscriber who submitted the check. Subscriptions will be executed as described in the Registration Statement or as directed by the Company. Each Investment Advisor receiving a subscriber's check will deliver such check to Behringer Securities LP no later than the close of business of the first business day after receipt of the subscription documents by the Investment Advisor.

1.4 During the term of this Agreement, the Company shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of the Investment Advisor under this Agreement.

1.5 The Shares may be purchased by clients of the Investment Advisor only where the Shares may be legally offered and sold, only by such persons in such states who shall be legally qualified to purchase the Shares, and only by such persons in such states in which the Investment Advisor is registered as an investment advisor or exempt from any applicable registration requirements.

1.6 The Investment Advisor shall have no obligation under this Agreement to advise its clients to purchase any of the Shares.

1.7 The Investment Advisor will use every reasonable effort to assure that Shares are purchased only by investors who:

         (a) meet the investor suitability standards, including the minimum income and net worth standards established by the Company and set forth in the Prospectus, and minimum purchase requirements set forth in the Registration Statement;

         (b) can reasonably benefit from an investment in the Company based on each prospective investor's overall investment objectives and portfolio structure;

         (c) are able to bear the economic risk of the investment based on each prospective investor's overall financial situation; and

         (d) have apparent understanding of: (i) the fundamental risks of the investment; (ii) the risk that the prospective investor may lose the entire investment; (iii) the lack of liquidity of the Shares;
              (iv) the restrictions on transferability of the Shares; (v) the background and qualifications of the employees and agents of Behringer Advisors LP, the advisor to the Company; and (vi) the tax consequences of an investment in the Shares.

1.8 The Investment Advisor will make the determinations required to be made by it pursuant to Section 1.7 hereof based on information it has obtained from each prospective investor, including, at a minimum, but not limited to, the prospective investor's age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as any other pertinent factors deemed by the Investment Advisor to be relevant.

1.9 In addition to complying with the provisions of Section 1.8 above, and not in limitation of any other obligations of the Investment Advisor to determine suitability imposed by state or federal law, the Investment Advisor agrees that it will comply fully with the following provisions:

         (a) The Investment Advisor shall have reasonable grounds to believe, based upon information provided by the investor concerning his or her investment objectives, other investments, financial situation and needs, and upon any other information known by the Investment Advisor, that (i) each client of the Investment Advisor that purchases Shares is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares,
              (ii) each client of the Investment Advisor that purchases Shares has a fair market net worth sufficient to sustain the risks inherent in an investment in the Shares (including potential loss and lack of liquidity), and (iii) the Shares otherwise are or will be a suitable investment for each client of the Investment Advisor that purchases Shares, and the Investment Advisor shall maintain files disclosing the basis upon which the determination of suitability was made;

         (b) The Investment Advisor shall not execute any transaction involving the purchase of Shares in a discretionary account without prior written approval of the transactions by the investor;

         (c) The Investment Advisor shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Shares;

         (d) In making the determination set forth in subparagraph (a) above, the Investment Advisor shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the Company's sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;

         (e) The Investment Advisor shall inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Shares.

1.10 The Investment Advisor agrees to retain in its files, for a period of at least six years, information that will establish that each purchaser of Shares falls within the permitted class of investors.

1.11 The Investment Advisor either (i) shall not purchase shares for its own account or (ii) shall hold for investment any Shares purchased for its own account.

1.12 The Investment Advisor hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith.

1.13 The Investment Advisor shall deliver a copy of Section 260.141.11 of the California Corporate Securities Law of 1968 to each client of the Investment Advisor that purchases Shares and resides in California.

1.14 A sale of Shares shall be deemed to be completed only after the Company receives a properly completed subscription agreement for Shares from the Investment Advisor evidencing the fact that the investor had received a final Prospectus at least five full business days prior to the completion date, together with payment of the full purchase price of each purchased Share from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and only after such subscription agreement has been accepted in writing by the Company.

1.15 Clients of an Investment Advisor who have been advised by such Investment Advisor on an ongoing basis regarding investments other than in the Company, and who are not being charged by such Investment Advisor, through the payment of commissions or otherwise, direct transaction based fees in connection with the purchase of the Shares, may reduce the amount of selling commissions payable with respect to the purchase of their shares down to zero.

1.16 If requested by the Company, the Investment Advisor shall obtain from subscribers for the Shares, other documentation reasonably deemed by the Company to be required under applicable law or as may be necessary to reflect the policies of the Company. Such documentation may include, without limitation, subscribers' written acknowledgement and agreement to the privacy policies of the Company.

2. Compensation to Investment Advisor.

The Company shall pay no fees, commissions or other compensation to the Investment Advisor.

3. Association of the Company with Other Advisors and Dealers.

It is expressly understood between the Company and the Investment Advisor that the Company may cooperate with broker-dealers who are registered as broker-dealers with the National Association of Securities Dealers, Inc. (the "NASD") or with other investment advisors registered under the Investment Advisers Act of 1940, as amended. Such broker-dealers and investment advisors may enter into agreements with the Company on terms and conditions identical or similar to this Agreement and shall receive such rates of commission or other fees as are agreed to between the Company and the respective broker-dealers and investment advisors and as are in accordance with the terms of the Registration Statement.

4. Conditions of the Investment Advisor's Obligations.

The Investment Advisor's obligations hereunder are subject, during the full term of this Agreement and the Offering, to (a) the performance by the Company of its obligations hereunder and compliance by the Company with the covenants set forth in Section 7 hereof; and (b) the conditions that: (i) the Registration Statement shall become and remain effective; and (ii) no stop order shall have been issued suspending the effectiveness of the Offering.

5. Conditions to the Company's Obligations.

The obligations of the Company hereunder are subject, during the full term of this Agreement and the Offering, to the conditions that: (a) at the effective date of the Registration Statement and thereafter during the term of this Agreement while any Shares remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Shares;
(b) no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Shares shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the SEC; and (c) the Investment Advisor shall have satisfactorily performed all of its obligations hereunder and complied with the covenants set forth in
Section 6 hereof.

6. Covenants of the Investment Advisor.

The Investment Advisor covenants, warrants and represents, during the full term of this Agreement, that:

6.1 The Investment Advisor is, and shall remain, registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the advisor has clients, or is exempt from such registration requirements.

6.2 Neither the Investment Advisor nor any person associated with the Investment Advisor is registered, or is required to be registered, as a broker-dealer or registered representative with the SEC, NASD self-regulatory organization, or state securities commission.

6.3 The Investment Advisor shall comply with all applicable federal and state securities laws, including, without limitation, the disclosure and compensation requirements of the Investment Advisers Act of 1940, as amended, and the provisions thereof requiring disclosure of the existence of this Agreement and the compensation to be paid to the Investment Advisor hereunder.

6.4 The Investment Advisor shall maintain the records required by Section 204 of the Investment Advisers Act of 1940, as amended, and Rule 204-2 thereunder in the form and for the periods required thereby.

6.5 Investment Advisor represents to the Company that Investment Advisor has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable SEC rules and the USA PATRIOT Act of 2001, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company.

7. Covenants of the Company.

The Company covenants, warrants and represents, during the full term of this Agreement, that:

7.1 It shall use its best efforts to maintain the effectiveness of the Registration Statement and to file such applications or amendments to the Registration Statement as may be reasonably necessary for that purpose.

7.2 It shall inform the Investment Advisor whenever and as soon as it receives or learns of any order issued by the SEC, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the offering or sale of the Shares, or receives notice of any proceedings regarding any such order.

7.3 It shall use its best efforts to prevent the issuance of any order described herein at Section 7.2 hereof and to obtain the lifting of any such order if issued.

7.4 It shall give the Investment Advisor written notice when the Registration Statement becomes effective and shall deliver to the Investment Advisor such number of copies of the Prospectus, and any supplements and amendments thereto, which are finally approved by the SEC, as the Investment Advisor may reasonably request for sale of the Shares.

7.5 It shall promptly notify the Investment Advisor of any post-effective amendments or supplements to the Registration Statement or Prospectus, and shall furnish the Investment Advisor with copies of any revised Prospectus and/or supplements and amendments to the Prospectus and/or any prospectus relating solely to the DRIP.

7.6 It shall keep the Investment Advisor fully informed of any material development to which the Company is a party or which concerns the business and condition of the Company.

7.7 It shall use its best efforts to cause, at or prior to the time the Registration Statement becomes effective, the qualification of the Shares for offering and sale under the securities laws of such states as the Company shall elect.

8. Privacy Laws.

The Company and the Investment Advisor (each referred to individually in this section as "party") agree as follows:

8.1 Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 ("GLB Act"), (ii) the privacy standards and requirements of any other applicable Federal or state law, and
(iii) its own internal privacy policies and procedures, each as may be amended from time to time;

8.2 Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

8.3 Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the "List") as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

9. Payment of Costs and Expenses.

The Investment Advisor shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

10. Indemnification.

10.1 The Investment Advisor agrees to indemnify, defend and hold harmless the Company, its affiliates and their or its officers, directors, trustees, employees and agents, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Company, its affiliates and their or its officers, directors, trustees, employees or agents, which they or any of them may incur arising out of (i) the offer or sale (as such term is defined in the Securities Act of 1933, as amended) by the Investment Advisor, or any person acting on its behalf, of any Shares pursuant to this Agreement, if such loss, claim, demand, liability, or expense arises out of or is based upon an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the Investment Advisor which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement and which statement or omission was not based on information supplied to the Company by such Investment Advisor; (ii) the breach by the Investment Advisor, or any person acting on its behalf, of any of the terms and conditions of this Agreement; or (iii) the negligence, malpractice or malfeasance of the Investment Advisor. This indemnity provision shall survive the termination of this Agreement.

10.2 The Company agrees to indemnify, defend and hold harmless the Investment Advisor, its officers, directors, employees and agents, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Securities Act of 1933, as amended, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon
(i) any untrue statement of a material fact contained in the Prospectus or the Registration Statement, as filed and in effect with the SEC, or in any amendment or supplement thereto, or in any application prepared or approved in writing by counsel to the Company and filed with any state regulatory agency in order to register or qualify the Shares under the securities laws thereof (the "Blue Sky applications"), or (ii) any omission or alleged omission to state therein a material fact required to be stated in the Prospectus or the Registration Statement or the Blue Sky applications, or necessary to make such statements, and any part thereof, not misleading; provided, that any such untrue statement, omission or alleged omission is not based on information included in any such document which was supplied to the Company, or any officer of the Company by such Investment Advisor; provided, further, in each case that such claims or liabilities did not arise from Investment Advisor's own negligence, malpractice or malfeasance. This indemnity provision shall survive the termination of this Agreement.

10.3 No indemnifying party shall be liable under the indemnity provisions contained in Sections 10.1 and 10.2 above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities that it may have to the indemnified party against whom action is brought other than on account of its indemnity agreement contained in Sections 10.1 and 10.2 above. In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be satisfactory to such indemnified party and all other indemnified parties who are defendants in such action; and after notice from the indemnifying party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under Sections 10.1 and 10.2 above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than for the reasonable costs of investigation.

11. Term of Agreement.

This Agreement shall become effective on the date on which this Agreement is executed by the Company and the Investment Advisor. The Investment Advisor and the Company may each prevent this Agreement from becoming effective, without liability to the other, by written notice before the time this Agreement otherwise would become effective. After this Agreement becomes effective, either party may terminate it at any time for any reason by giving thirty (30) days' written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the Registration Statement for offer and sale of the Shares shall cease to be effective; (b) the Offering shall be terminated; or (c) the Investment Advisor's license or registration to act as an investment advisor shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence. In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

12. Survival of Provisions.

The respective representations and warranties of the Company and the Investment Advisor set forth in this Agreement and the covenants set forth in Section 10 hereof shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Investment Advisor or any authorized representative of or person controlling the Investment Advisor, and (c) the acceptance of any payment for the Shares.

13. Notices.

All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below.

If sent to the Company:

                         BEHRINGER HARVARD REIT I, INC.
                          1323 North Stemmons Freeway
                                   Suite 210
                              Dallas, Texas 75207
                       Attention: Chief Operating Officer

If sent to the Investment Advisor: to the person whose name and address are identified in Exhibit A hereto.

14. Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned or transferred by the Investment Advisor by operation of law or otherwise.

15. Miscellaneous.

15.1 This Agreement shall be construed in accordance with the applicable laws of the State of Texas. Venue for any action (including arbitration) brought hereunder shall lie exclusively in Dallas, Texas.

15.2 Nothing in this Agreement shall constitute the Investment Advisor as in association with or in partnership with the Company.

15.3 This Agreement, including Exhibit A hereto, embodies the entire understanding, between the parties to the Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by both parties hereto.

15.4 If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

15.5 This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated on Exhibit A hereto.

SELECTED INVESTMENT ADVISOR:            COMPANY:

                                        BEHRINGER HARVARD REIT I, INC.
-----------------------------------
(Name of Investment Advisor)


By:                                     By:
    -------------------------------         -----------------------------------

     Print Name:                             Print Name:
                 ------------------                      ----------------------
     Title:                                  Title:
            -----------------------                 ---------------------------



-----------------------------------     ---------------------------------------
Witness                                 Witness

                                    EXHIBIT A
                                       TO
                      SELECTED INVESTMENT ADVISOR AGREEMENT
                                       OF
                         BEHRINGER HARVARD REIT I, INC.

This Exhibit A is attached to and made a part of that certain Selected Investment Advisor Agreement, dated as of the ___ day of ____________________, 200_, by and between Behringer Harvard REIT I, Inc., (the "Company") and ____________________________ (the "Advisor").

1.   Date of Agreement:         ____________________, 200__

2.   Identity of Advisor:

     Name:
           _____________________________________________________________________

     Type of Entity:
                     ___________________________________________________________

     State Organized in:
                         _______________________________________________________

     Qualified to Do Business and in Good Standing in:
                                                       _________________________

     Registered as an Investment Advisor in the Following States:
                                                                  ______________
_________________________________________________

3.   Name and Address for Notice Purposes:

     Name:
           _____________________________________________________________________

     Title:
            ____________________________________________________________________

     Company:
              __________________________________________________________________

     Address:
              __________________________________________________________________

     City, State and Zip Code:
                               _________________________________________________

     Telephone Number (including area code):
                                             ___________________________________

4.   Please complete the following for our records:

     (a)   How many registered investment advisors are with your firm?

           __________________________________________________________________
           (Please enclose a current list.)

     (b)   Does your firm publish a newsletter? [ ] Yes     [ ] No

              What is/are the frequency of the publication(s)? [ ] Weekly
              [ ] Monthly    [ ] Quarterly

              [ ] Bi-weekly  [ ] Bi-monthly[ ]
              Other (please specify)
                                    ____________________________________________

        PLEASE PLACE BEHRINGER HARVARD REIT I, INC. ON YOUR MAILING LIST
              AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

     (c)   Does your firm have regular internal mailings, or bulk package
           mailings to its registered investment advisors? [ ] Yes     [ ] No

        PLEASE PLACE BEHRINGER HARVARD REIT I, INC. ON YOUR MAILING LIST
              AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.


     (d)   Does your firm have a computerized electronic mail (E-Mail) system
           for your registered investment advisors? [ ] Yes     [ ] No

           If so, please provide e-mail address:
                                                 _______________________________

     (e)   Website address:
                            ____________________________________________________

           Person responsible:
                               _________________________________________________